Exhibit 32.2

Statement of Chief Financial Officer
Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Henry P. Herms, the Vice President - Finance and Chief Financial Officer of CopyTele, Inc., hereby certifies that:

1.
The Form 10-K/A (Amendment No. 1) to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Henry P. Herms
Henry P. Herms
Vice President - Finance and
March 9, 2010	Chief Financial Officer